Consulting Agreement



THIS AGREEMENT made as of 1st day of February 2001, between CALIFORNIA ELECTRIC AUTOMOBILE COMPANY, INC. (the "Company") and CAPTAIN GLENN L. ROACH (the "Consultant").



WHEREAS:

         1. The Company is involved, inter alia, in the manufacture and sale of electric and hybrid electric motor vehicles;

         2. The Company wishes to engage the services of the Consultant to perform the functions of manufacturing and selling electric motor vehicles as well as developing, manufacturing and selling electric boats;

         3. The Consultant recognises and acknowledges that the Company has invested substantially in the development of its products and business, and that the Consultant will benefit from the said investments of the Company and from its name, goodwill, contacts and corporate reputation;

         4. The Consultant will become aware of information regarding the customers, activities, techniques, business lists, contacts, products and financial information of the Company along with other confidential matters and trade secrets;

         5. The Consultant recognises that in order to fulfil its obligations hereunder, the Company will entrust the Consultant with these confidential matters and trade secrets, but only for the sole use and benefit of the Company;

IN CONSIDERATION of their respective duties and obligations the Company and the Consultant (collectively, "the parties") do hereby agree as follows:


1. Recitals

The Parties acknowledge and agree that the recitals set out above are true and correct, and, are hereby incorporated into, and form part of, this Consulting Agreement.


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2. Appointment

(1) The Company agrees to retain the services of the Consultant to perform the functions of President, for an initial term (the "Term") of one year commencing on February 1, 2001, and, the Consultant agrees to provide such services to the Company in such capacity.

(2) The Parties agree that this Consulting Agreement may be renewed, upon the written agreement of the Parties following the expiry of the initial one-year Term referenced at paragraph 2(1) above, for additional Terms of one year, subject to the understanding that in the final sixty days of the initial one-year Term of this Consulting Agreement, they will meet to negotiate the provisions of the renewal agreement.

(3) Should the renewal negotiations not be concluded by the end of the Term then, during the continuation of such negotiations, the Parties agree that the terms and provisions of this Consulting Agreement will be continued on a month-to-month basis.


3. Services

(1) The Consultant agrees that the Services to be provided under this Consulting Agreement will be provided personally by him.

(2) The Consultant shall at all times and in all respects do its utmost to enhance and develop the business interests and welfare of the Company.

(3) The Consultant agrees to provide the Services contracted for hereunder, and, to undertake such other responsibilities as may be requested of the Consultant by the Company from time to time.

(4) The Consultant further agrees to be subject to such supervision as may be imposed by the Company, and, the Consultant further agrees to furnish regular reports and any other data and information as may, from time to time, be requested by the Company.

 (5) The Consultant agrees that the Company alone shall have the exclusive right to apply for, prosecute and obtain any and all copyrights, patents, industrial designs, trademarks, or any other intellectual property in respect of the Intellectual Property. The Consultant agrees, both during the Term of this Consulting Agreement and thereafter, to execute and demand any such applications, transfers, assignments and other documents which the Company may deem necessary or desirable for the purpose of vesting in, or assigning to, the Company all title to the Intellectual Property, and for the purpose of applying for, prosecuting and obtaining registrations for any and all copyrights, patents, industrial designs, trade marks, topographies or any and all other intellectual property in respect thereof. The Consultant further undertakes and agrees to co-operate and assist in every way possible in the prosecution of any such applications, and the Consultant acknowledges that this agreement to co-operate and assist in the prosecution of any such applications shall continue notwithstanding the termination of this Consulting Agreement.


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

4. Confidentiality

(1) The Consultant acknowledges that, in connection with the Services being rendered under this Consulting Agreement, the Consultant will acquire and make use of confidential information and trade secrets of the Company or its business including, but not limited to, customer lists, financial statements, software design and documentation, manufacturing techniques, internal memoranda, marketing programs, reports and similar business systems, practices and procedures used or implemented by the Company, and other materials or records of a proprietary nature which are not generally known to the public (all of which is hereinafter referred to as the "Confidential Information"), and that maintenance of the proprietary character of such information, to the full extent feasible, is important to the Company.


5. Compensation

(1) The Company hereby agrees that the Consultant shall be compensated in the following manner:

          (i) the sum of Fifty-Five Thousand Dollars ($55,000.00) per annum, payable in the sum of Five Thousand Dollars monthly, in arrears, for a period of eleven (11) months, payable on the last day of month. The Consultant shall provide monthly invoices for Services rendered by him;

         (ii) the sum of Five Hundred Dollars ($500.00) per month on account of the Consultant's car expenses;

         (iii) a total of Three Hundred Thousand (300,000) restricted shares of American Electric Automobile Company, Inc.


(2) The Parties understand and agree that any and all deductions, assessments and remittances required as a result of the compensation payable to the Consultant pursuant to paragraph 5 of this Consulting Agreement shall be and remain the sole responsibility of the Consultant.




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

6. Expenses

The Consultant shall be reimbursed by the Company for all reasonable business expenses which were incurred by the Consultant during the performance of his services hereunder. The Company will provide the Consultant with a petty cash float for the Consultant to use for out-of-pocket, business related expenses. The Consultant shall provide the Company with all invoices related to such expenses on a weekly basis. The Company will replenish the petty cash float as required.

7. Termination of Agreement

(1) The Term of this Consulting Agreement shall be the Term specified in paragraph 2(1).

(2) The Company may elect to terminate this Consulting Agreement at any time upon paying the Consultant the equivalent of the Consultant's monthly compensation, as specified in paragraph 5 above, for a period of two (2) months.

(3) The Consultant may terminate this Consulting Agreement at any time during the Term hereof and during the term of any negotiated renewal period by providing the Company with one (1) month's advance written notice of the Consultant's intention to do so.


8. Waiver

No waiver of any provision of this Consulting Agreement shall be effective unless it is in writing and signed by the party waiving its rights, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


9. Notice

Any notice required to be given, served or delivered to either of the Parties hereto shall be sufficient if it is in writing and sent by certified or registered mail, with proper postage prepared, addressed as follows:

To the Company:

California Electric Automobile
Company, Inc.
7270 Woodbine Avenue
Suite 200
Markham, Ontario
L3R 4B9
Attention:  Pierre Quilliam
Tel:  (905) 947-9925
Fax:  (905) 947-9930


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


To the Consultant:

Captain Glenn Roach
17508 Delia Avenue
Torrance, CA
90504
Tel:  (310) 329-5436
Fax:  (310) 329-8736


or to such other address as either Party hereto may, from time to time, designate by written notice to the other. Notice shall be deemed to be given on the same day if sent by fax or on the next business day if sent by overnight courier. If sent any other way, notice shall be deemed to be given five (5) business days after being sent.


10. Governing Law

(1) This Consulting Agreement shall be governed and construed in accordance with the laws of the Province of Ontario.

(2) If any provision or part thereof of this Consulting Agreement is determined to be prohibited by, or invalid under applicable law, then such provision or part thereof shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Consulting Agreement.


11. Entire Agreement

The Parties understand and agree that this Consulting Agreement sets forth the entire agreement of the Parties, and further that all prior agreements existing between them, whether oral or written, are hereby replaced and superseded. The Parties further agree that this Consulting Agreement may be changed or modified only by a written document signed by the Party against whom the enforcement of any such change or modification is sought.

13. Independent Legal Advice

Each of the parties hereto acknowledge that they have been advised to seek independent legal representation with respect to the contents of the herein Agreement and that they have been provided with a copy of the Agreement herein and have had the opportunity to consult with a lawyer of their choosing.


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

13.      Monetary Amounts

All monetary amounts referred to herein shall be in United States Dollars.


IN WITNESS WHEREOF the parties have signed this Agreement on the 30th day of March, 2001.

                                     California Electric Automobile
                                     Company Inc.


                                     Per: /s/ Pierre Quilliam
                                          -------------------
                                     Name:  Pierre Quilliam
                                     Title:  Chief Executive Officer
                                     I have authority to bind the Corporation




/s/ Linda Wilhelm                    /s/ Capt. Glenn Roach
-----------------                   ------------------------
Witness                              Captain Glenn L. Roach